Exhibit 99.1

AA MISSION ACQUISITION CORP

PRO FORMA UNAUDITED BALANCE SHEET

September 5, 2024

	August 2, 2024	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets
Current assets:
Cash	$1,129,091	$-		$1,129,091
Prepaid expenses	48,058	-		48,058
Total current assets	1,177,149			1,177,149
Cash held in Trust Account	301,500,000	45,000,000	(a)
		900,000	(c)
		(675,000)	(d)	346,725,000
Total Assets	$302,677,149	$45,225,000		$347,902,149

Liabilities, Class A Ordinary Shares Subject to Possible Redemptions and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$95,600	$-		$95,600
Due to related party	514,874	-		514,874
Over-allotment liability	1,652,200	(1,652,200)	(f)	-
Total current liabilities	2,262,674	(1,652,200)		610,474
Deferred underwriting commissions	7,500,000	1,125,000	(g)	8,625,000
Total liabilities	9,762,674	(527,200)		9,235,474

Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 34,500,000 shares subject to possible redemption at $10.05 per share	301,500,000	45,000,000	(a)
		5,061,060	(b)
		(3,195,000)	(e)
		(1,641,060)	(h)	346,725,000
Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-			-
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 849,000 shares issued and outstanding (excluding 34,500,000 shares subject to possible redemption)	76	9	(c)	85
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863			863
Additional paid-in capital	-	(5,061,060)	(b)
		899,991	(c)
		(675,000)	(d)
		3,195,000	(e)
		1,652,200	(f)
		(1,125,000)	(g)
		1,641,060	(h)	527,191
Accumulated deficit	(8,586,464)			(8,586,464)
Total Shareholders’ Deficit	(8,585,525)	5,27,200		(8,058,325)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$302,677,149	$45,225,000		$347,902,149

See note to Unaudited Pro Forma Balance Sheet

AA MISSION ACQUISITION CORP

NOTE 1 — CLOSING OF OVER-ALLOTMENT OPTION AND PRIVATE PLACEMENT (UNAUDITED)

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of AA Mission Acquisition Corp (the “Company”) as of September 5, 2024, adjusted for the closing of the underwriters’ over-allotment option (the “Over-allotment”) and related transactions, which occurred on September 5, 2024, as described below.

On August 2, 2024, the Company consummated the initial public offering (“IPO”) of 30,000,000 of its units (“Units”) at a purchase price of $10.00 per Unit, generating gross proceeds of $300,000,000. Each Unit consists of one Class A ordinary share of the Company (the “Public Shares”) and one-half of one redeemable warrant (the “Public Warrants”).

The Sponsors have purchased an aggregate of 759,000 Private Placement Units at a price of $10.00 per Private Placement Unit, amounting to $7,590,000, from the Company in a private placement that occurred simultaneously with the closing of the IPO. The proceeds from the sale of the Private Placement Units are added to the net proceeds from the IPO held in the Trust Account. If the Company does not complete a business combination within the combination period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Ordinary Shares (subject to the requirements of applicable law).

The Company granted the underwriters a 45-day option from the effective date of the Company’s registration statement for its IPO to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On September 5, 2024, the underwriters exercised the over-allotment option with respect to the 4,500,000 additional Units, generating gross proceeds $45,000,000 to the Company. Simultaneously with the sale of the over-allotments option units, the Company consummated the Private Placement of an additional 90,000 Private Placement Units generating gross proceeds of $900,000.

As of September 5, 2024, a total of $346,725,000 of the net proceeds from the IPO (including the over-allotment Units) and the sale of Private Placement Units were placed in a trust account with Continental Stock Transfer & Trust acting as trustee.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option described above and other related transactions are as follows:

S.No.	Particulars	Debit	Credit

a)	Cash held in Trust Account	45,000,000
	Class A ordinary shares subject to possible redemption		45,000,000
	To record the sale of 4,500,000 over-allotment Units at $10.00 per Unit on September 5, 2024

b)	Additional paid-in capital	5,061,060
	Class A ordinary shares subject to possible redemption		5,061,060
	To record the change in ordinary shares subject to redemption from the sale of the over-allotment Units

c)	Cash held in Trust Account	900,000
	Class A ordinary shares		9
	Additional paid-in capital		899,991
	To record sale of 90,000 additional Private Placement Units at $10.00 per Unit on September 5, 2024

d)	Additional paid-in capital	675,000
	Cash held in Trust Account		675,000
	To record the cash underwriting commission arising from the sale of the over-allotment Units

e)	Class A ordinary shares subject to possible redemption	3,195,000
	Additional paid-in capital		3,195,000
	To record allocation of offering proceeds to warrants based on valuation

f)	Over-allotment liability	1,652,200
	Additional paid-in capital		1,652,200
	To transfer the over-allotment liability into additional paid-in capital upon exercise of the over-allotment Units

g)	Additional paid-in capital	1,125,000
	Deferred underwriting commissions		1,125,000
	To record additional deferred underwriting fees arising from the sale of over-allotment Units

h)	Class A ordinary shares subject to possible redemption	1,641,060
	Additional paid-in capital		1,641,060
	To reduce the amount of balance in ordinary shares subject to redemption by the cash underwriting commission related to public shares

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